Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Fourth Quarter 2014 Financial Results
Generated core earnings* of $59.7 million, or $0.49 per common share and delivered 2014 economic return** on book value of 15.6%

Atlanta – February 23, 2015 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended December 31, 2014, including core earnings* of $0.49 per common share. The strong quarterly results were driven by both our asset and liability strategy. Higher earning assets had a positive effect on interest income and lower financing costs increased our effective interest rate margin* to 1.35% for the fourth quarter vs. 1.17% in the third quarter of 2014.

"Our value proposition is to deliver attractive investment income and book value stability to IVR stockholders," said Richard King, President and CEO. "During the year ended December 31, 2014, IVR declared $1.95 per common share of dividends and grew book value from $17.97 to $18.82 per share for a 15.6% economic return**. We also delivered on repositioning our portfolio to be less interest rate sensitive and to create greater value for IVR stockholders. The portfolio repositioning will align our future returns more closely to the strength of residential and commercial real estate fundamentals and reduce interest rate risk. We increased the percentage of equity allocated to commercial credit to 34% vs. 25% at December 31, 2013. Management believes the Company is positioned to deliver another year of attractive economic return in 2015."
Highlights
•	Economic return** for the year ended 2014 of 15.6% and 0.6% for Q4
•	Q4 core earnings* of $59.7 million or $0.49 per common share and common stock dividend of $0.45 per share
•	Q4 U.S. GAAP net loss attributable to common shareholders of $79.0 million or ($0.64) per share reflects change in valuation of interest rate hedges
•	Book value per common share at year end 2014 of $18.82 vs. $17.97 at year end 2013 and $19.16 at Q3 2014
•	Comprehensive income attributable to common shareholders of $14.7 million or $0.12 per common share for Q4 and $344.7 million or $2.80 per common share for the year ended 2014
•	Portfolio equity allocation positioned to benefit from improving real estate fundamentals: 34% to commercial credit, 34% to residential credit and 32% to Agency MBS as of December 31, 2014

* Core earnings (and by calculation, core earnings per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.

**Economic return for the year ended December 31, 2014 is defined as the change in book value per diluted common share from December 31, 2013 to December 31, 2014 of $0.85; plus dividends declared of $1.95 per common share; divided by the December 31, 2013 book value per diluted common share of $17.97. Economic return for the quarter ended December 31, 2014 is defined as the change in book value per diluted common share from September 30, 2014 to December 31, 2014 of ($0.34); plus dividends declared of $0.45 per common share; divided by the September 30, 2014 book value per diluted common share of $19.16.

Exhibit 99.1

Key performance indicators for the quarters ended December 31, 2014 and September 30, 2014 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘14	Q3 ‘14
	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$20,282.7	$19,599.3
Average borrowed funds	17,985.4	17,350.8
Average equity	$2,407.4	$2,449.6

Interest income	$179.0	$169.4
Interest expense	73.6	70.3
Net interest income	105.4	99.1
Total other income (loss)	(162.8)	(51.6)
Operating expenses	14.0	13.3
Net income (loss)	(71.2)	34.4
Net income (loss) attributable to non-controlling interest	(0.8)	0.4
Dividends to preferred shareholders	8.6	3.4
Net income (loss) attributable to common shareholders	($79.0)	$30.7

Average portfolio yield	3.53%	3.46%
Cost of funds	1.64%	1.62%
Total debt-to-equity ratio	6.9x	6.7	x
Book value per common share (diluted)	$18.82	$19.16
Earnings (loss) per common share (basic)	($0.64)	$0.25
Dividends declared per common share	$0.45	$0.50
Dividends declared per preferred share on Series A Preferred Stock	$0.4844	$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$1.0549	—

Non-GAAP Financial Measures*:
Core earnings	$59.7	$54.3
Core earnings per common share	$0.49	$0.44
Effective interest expense	$98.2	$99.5
Effective cost of funds	2.18%	2.29%
Effective net interest income	$80.9	$69.9
Effective interest rate margin	1.35%	1.17%
Repurchase agreement debt-to-equity ratio	5.4x	5.2	x

* Core earnings (and by calculation, core earnings per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.

Financial Summary

During the fourth quarter of 2014, the Company generated $59.7 million in core earnings, an increase of $5.4 million over the third quarter of 2014. Net loss attributable to common shareholders for the fourth quarter of 2014 was $79.0 million, compared to net income attributable to common shareholders of $30.7 million for the third quarter of 2014. The fourth quarter 2014 net loss attributable to common shareholders was primarily due to a $164.6 million decline in the valuation of interest rate swaps during the quarter. Fourth quarter 2014 book value per common share was $18.82 reflecting modestly wider credit spreads on commercial mortgage-backed securities ("CMBS") and lower prices on credit risk transfer securities issued by government-sponsored enterprises ("GSE CRTs").

During the quarter the Company added one residential loan securitization, several securities backed by re-performing sub-prime residential loans, and additional GSE CRTs to its investment portfolio. As of December 31, 2014, the Company increased its portfolio of residential and commercial loans held for investment to $3.5 billion, an increase of $262.6 million from September 30, 2014. The Company’s mortgage-backed securities ("MBS") portfolio totaled $17.2 billion, a decrease of $48.1 million from September 30, 2014. For the quarter ended December 31, 2014, average earning assets were $20.3 billion, representing an

Exhibit 99.1

increase of $683.4 million from September 30, 2014. The portfolio generated interest income of $179.0 million during the three months ended December 31, 2014, which reflects an increase of $9.6 million from the three months ended September 30, 2014. The increase in interest income was the result of higher average earning assets during the quarter.

For the quarter ended December 31, 2014, the Company had average borrowed funds of approximately $18.0 billion and effective interest expense of $98.2 million, compared to $17.4 billion and $99.5 million, respectively, for the third quarter of 2014. The Company's effective cost of funds was 2.18% and 2.29% for the fourth quarter and third quarter of 2014, respectively. The decrease in effective interest expense and effective cost of funds was primarily the result of lower interest rate swap notional balances. The Company terminated shorter swaps that we believe offered minimal protection against interest rate movements. Given our shift to credit based assets and reduction in the interest rate sensitivity of our investment portfolio, the Company also terminated certain longer term swaps to adjust our overall interest rate duration.

Operating expenses for the fourth quarter of 2014 totaled approximately $14.0 million, compared to $13.3 million for the third quarter of 2014. The ratio of operating expenses to average equity for the fourth quarter was 2.32%, which was an increase of 15 basis points from the third quarter of 2014. The increase in operating expenses was primarily due to organization and direct operating expenses associated with new investments in consolidated residential loan securitizations.

In the fourth quarter of 2014, the Company declared the following dividends: a common stock dividend of $0.45 per share paid on January 27, 2015; a Series A preferred stock dividend of $0.4844 per share paid on January 26, 2015; and a Series B preferred stock dividend of $0.4844 per share that will be paid on March 27, 2015. The Company also declared a dividend on its Series B preferred stock of $0.5705 per share that was paid on December 29, 2014.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, February 24, 2015, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 10, 2015 by calling:

800-839-1174 (North America) or 203-369-3029 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from the Company's expectations. The Company cautions investors not to rely unduly on any forward-looking statements and urges investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified by this cautionary notice. The Company expressly disclaims any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
In thousands except share amounts	2014	2013	2014	2013
Interest Income
Mortgage-backed securities	148,655	160,168	596,357	646,787
Residential loans	27,185	13,679	88,073	34,122
Commercial loans	3,179	1,019	9,508	1,451
Total interest income	179,019	174,866	693,938	682,360
Interest Expense
Repurchase agreements	46,050	79,061	188,699	287,547
Secured loans	1,177	—	2,576	—
Exchangeable senior notes	5,621	5,620	22,461	18,023
Asset-backed securities	20,738	10,960	68,159	26,682
Total interest expense	73,586	95,641	281,895	332,252
Net interest income	105,433	79,225	412,043	350,108
(Reduction in) provision for loan losses	(90)	134	(142)	884
Net interest income after provision for loan losses	105,523	79,091	412,185	349,224
Other income (loss)
Gain (loss) on sale of investments, net	1,006	(142,530)	(79,430)	(199,449)
Equity in earnings of unconsolidated ventures	1,306	176	6,786	5,345
Gain (loss) on derivative instruments, net	(164,637)	(4,421)	(487,469)	40,003
Realized and unrealized credit default swap income	225	299	1,093	1,127
Other investment income (loss), net	(687)	—	(2,045)	—
Total other income (loss)	(162,787)	(146,476)	(561,065)	(152,974)
Expenses
Management fee — related party	9,723	10,533	37,599	42,639
General and administrative	4,253	3,660	15,267	10,505
Total expenses	13,976	14,193	52,866	53,144
Net income (loss)	(71,240)	(81,578)	(201,746)	143,106
Net income (loss) attributable to non-controlling interest	(816)	(906)	(2,301)	1,486
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(70,424)	(80,672)	(199,445)	141,620
Dividends to preferred stockholders	9,240	2,712	17,378	10,851
Undeclared cumulative dividends to preferred shareholders	(661)	—	—	—
Net income (loss) attributable to common stockholders	(79,003)	(83,384)	(216,823)	130,769
Earnings per share:
Net income (loss) attributable to common stockholders
Basic	(0.64)	(0.63)	(1.76)	0.99
Diluted	(0.64)	(0.63)	(1.76)	0.99

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
In thousands	2014	2013	2014	2013
Net income (loss)	(71,240)	(81,578)	(201,746)	143,106
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities	74,692	(111,529)	403,435	(874,545)
Reclassification of unrealized loss on sale of mortgage-backed securities to gain (loss) on sales of investments, net	(1,006)	142,530	79,430	199,449
Unrealized gain (loss) on derivative instruments	—	79,744	—	263,135
Reclassification of unrealized loss on derivative instruments to gain (loss) on derivatives, net	—	49,463	—	166,016
Reclassification of amortization of repurchase agreements interest expense to repurchase agreements interest expense	21,121	—	85,176	—
Total Other comprehensive income (loss)	94,807	160,208	568,041	(245,945)
Comprehensive income (loss)	23,567	78,630	366,295	(102,839)
Less: Comprehensive (income) loss attributable to non-controlling interest	(269)	(827)	(4,188)	1,029
Less: Dividends to preferred shareholders	(9,240)	(2,712)	(17,378)	(10,851)
Less: Undeclared cumulative dividends to preferred shareholders	661	—	—	—
Comprehensive income (loss) attributable to common shareholders	14,719	75,091	344,729	(112,661)

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
In thousands except share amounts	December 31, 2014	December 31, 2013
ASSETS
Mortgage-backed securities, at fair value	17,248,895	17,348,657
Residential loans, held-for-investment (1)	3,365,003	1,810,262
Commercial loans, held-for-investment	145,756	64,599
Cash and cash equivalents	164,144	210,612
Due from counterparties	57,604	1,500
Investment related receivable	38,717	515,404
Accrued interest receivable	66,044	68,246
Derivative assets, at fair value	24,178	262,059
Deferred securitization and financing costs	13,080	13,894
Other investments	106,498	54,403
Other assets	1,098	1,343
Total assets(1)	21,231,017	20,350,979
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	13,622,677	15,451,675
Secured loans	1,250,000	—
Asset-backed securities issued by securitization trusts (1)	2,929,820	1,643,741
Exchangeable senior notes	400,000	400,000
Derivative liabilities, at fair value	254,026	263,204
Dividends and distributions payable	61,757	66,087
Investment related payable	17,008	28,842
Accrued interest payable	29,670	26,492
Collateral held payable	14,890	52,698
Accounts payable and accrued expenses	2,439	4,304
Due to affiliate	9,880	10,701
Total liabilities(1)	18,592,167	17,947,744
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	—
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 123,110,454 and 124,510,246 shares issued and outstanding, respectively	1,231	1,245
Additional paid in capital	2,532,130	2,552,464
Accumulated other comprehensive income (loss)	404,559	(156,993)
Retained earnings (distributions in excess of earnings)	(612,821)	(155,957)
Total stockholders’ equity	2,610,315	2,376,115
Non-controlling interest	28,535	27,120
Total equity	2,638,850	2,403,235
Total liabilities and equity	21,231,017	20,350,979

(1)
The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. As of December 31, 2014 and December 31, 2013, total assets of the consolidated VIEs were $3,380,597 and $1,819,295, respectively, and total liabilities of the consolidated VIEs were $2,938,512 and $1,648,400, respectively.

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of "core earnings," (and by calculation, "core earnings per common share"), "effective interest expense" (and by calculation, "effective cost of funds"), "effective net interest income (and by calculation, "effective interest rate margin") and "repurchase agreement debt-to-equity ratio." The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common shareholders (and by calculation basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added to the non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income attributable to common shareholders adjusted for (gain) loss on sale of investments, net; realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps); unrealized (gain) loss on derivative instruments, net; (gain) loss on foreign currency transactions; amortization of deferred swap losses from de-designation; and an adjustment attributable to non-controlling interest.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses. The Company records changes in the valuation of its mortgage-backed securities in other comprehensive income on its consolidated balance sheets. Through December 31, 2013 the Company also recorded changes in the valuation of its interest rate swaps in other comprehensive income. Effective December 31, 2013, the Company voluntarily discontinued hedge accounting for its interest rate swaps. As a result of discontinuing hedge accounting, changes in the fair value value of interest rate swaps are recorded in gain (loss) on derivative instruments, net in the consolidated statement of operations, along with the change in fair value of the Company's other derivative instruments.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income attributable to common shareholders to core earnings for the following periods:

	Three Months Ended			Years Ended
$ in thousands, except per share data	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income (loss) attributable to common shareholders	(79,003)	30,672	(83,384)	(216,823)	130,769
Adjustments:
(Gain) loss on sale of investments, net	(1,006)	47,952	142,530	79,430	199,449
Realized (gain) loss on derivative instruments (excluding contractual net interest on interest rate swaps of $45,691, $50,446, $0, $199,783 and $0, respectively)	37,310	1,016	12,308	72,187	(53,926)
Unrealized (gain) loss on derivative instruments	81,637	(47,758)	(7,887)	215,499	13,923
Loss on foreign currency transactions	1,266	1,479	—	2,746	—
Amortization of deferred swap losses from de-designation	21,121	21,227	—	85,176	—
Subtotal	140,328	23,916	146,951	455,038	159,446
Adjustment attributable to non-controlling interest	(1,606)	(274)	(1,608)	(5,198)	(1,740)
Core earnings	59,719	54,314	61,959	233,017	288,475
Basic earnings (loss) per common share	(0.64)	0.25	(0.63)	(1.76)	0.99
Core earnings per share attributable to common shareholders	0.49	0.44	0.46	1.89	2.17

Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin

The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest paid on its interest rate swaps and amortization of deferred swap losses from de-designation that is being amortized into interest expense over the remaining lives of the swaps. The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest paid on its interest rate swaps and amortization of deferred swap losses from de-designation that is being amortized into interest expense over the remaining lives of the swaps. Although the Company elected to discontinue hedge accounting for its interest rate swaps as of January 1, 2014, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates on its liabilities.

The Company believes the presentation of effective interest expense, effective costs of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and investment performance.

Exhibit 99.1

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended December 31, 2014		Three Months Ended September 30, 2014		Three Months Ended December, 2013
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	73,586	1.64%	70,259	1.62%	95,641	2.14%
Less: Amortization of deferred swap losses from de-designation	(21,121)	(0.48)%	(21,227)	(0.49)%	—	—%
Add: Net interest paid - interest rate swaps	45,691	1.02%	50,446	1.16%	—	—%
Effective interest expense	98,156	2.18%	99,478	2.29%	95,641	2.14%

	Year Ended December 31, 2014		Year Ended December 31, 2013
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	281,895	1.61%	332,252	1.84%
Less: Amortization of deferred swap losses from de-designation	(85,176)	(0.48)%	—	—%
Add: Net interest paid - interest rate swaps	199,783	1.14%	—	—%
Effective interest expense	396,502	2.27%	332,252	1.84%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended December 31, 2014		Three Months Ended September 30, 2014		Three Months Ended December 31, 2013
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	105,433	1.89%	99,146	1.84%	79,225	1.35%
Add: Amortization of deferred swap losses from de-designation	21,121	0.48%	21,227	0.49%	—	—%
Less: Net interest paid - interest rate swaps	(45,691)	(1.02)%	(50,446)	(1.16)%	—	—%
Effective net interest income	80,863	1.35%	69,927	1.17%	79,225	1.35%

	Year Ended December 31, 2014		Year Ended December 31, 2013
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	412,043	1.89%	350,108	1.48%
Add: Amortization of deferred swap losses from de-designation	85,176	0.48%	—	—%
Less: Net interest paid - interest rate swaps	(199,783)	(1.14)%	—	—%
Effective net interest income	297,436	1.23%	350,108	1.48%

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's total debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of December 31, 2014, September 30, 2014 and December 31, 2013. The mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. Improving the Company's balance sheet by diversifying the Company's liabilities away from repurchase agreements has been a focus of management over the past two years. Since the Company began using other longer-term means of financing its investments, such as exchangeable senior notes, asset-backed securities issued by securitization trusts, and secured loans, the Company has reduced its reliance on repurchase agreements. The Company believes presenting repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to other mortgage REITs who almost exclusively borrow using repurchase agreements which are short-term and subject to refinancing risk.
December 31, 2014

$ in thousands	Agency	Non-Agency (6)	GSE CRT(6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	10,091,989	3,494,181	625,424	3,469,835	145,756	3,365,003	43,998	(432,534)	20,803,652
Cash and cash equivalents (1)	64,603	41,578	10,154	47,809	—	—	—	—	164,144
Derivative assets, at fair value (2)	23,183	396	—	—	599	—	—	—	24,178
Other assets	111,817	13,742	15,639	75,209	1,030	15,591	7,888	(1,873)	239,043
Total assets	10,291,592	3,549,897	651,217	3,592,853	147,385	3,380,594	51,886	(434,407)	21,231,017

Repurchase agreements	9,018,818	2,676,626	468,782	1,458,451	—	—	—	—	13,622,677
Secured loans (3)	—	—	—	1,250,000	—	—	—	—	1,250,000
Asset-backed securities issued by securitization trusts	—	—	—	—	—	3,362,354	—	(432,534)	2,929,820
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	254,026	—	—	—	—	—	—	—	254,026
Other liabilities	56,894	21,351	5,233	37,589	—	10,563	5,887	(1,873)	135,644
Total liabilities	9,329,738	2,697,977	474,015	2,746,040	—	3,372,917	405,887	(434,407)	18,592,167

Allocated equity	961,854	851,920	177,202	846,813	147,385	7,677	(354,001)	—	2,638,850
Less equity associated with secured loans:
Collateral pledged		—	—	(1,550,270)	—	—	—	—	(1,550,270)
Secured loans		—	—	1,250,000	—	—	—	—	1,250,000
Net equity (excluding secured loans)	961,854	851,920	177,202	546,543	NA	NA	NA	—	2,537,519
Total debt-to-equity ratio	9.4	3.1	2.6	3.2	—	NA	NA	NA	6.9
Repurchase agreement debt-to-equity ratio	9.4	3.1	2.6	2.7	NA	NA	NA	NA	5.4

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency, Non-Agency, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents the Company's ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(6)	Non-Agency, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $44.0 million (which are included in Other), are considered commercial credit.

Exhibit 99.1

September 30, 2014

$ in thousands	Agency	Non-Agency (6)	GSE CRT (6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	9,928,017	3,658,398	610,326	3,456,610	144,707	3,103,434	42,281	(356,317)	20,587,456
Cash and cash equivalents (1)	50,950	33,632	6,676	37,686	—	—	—	—	128,944
Derivative assets, at fair value (2)	72,872	469	—	—	1,080	—	—	—	74,421
Other assets	105,282	30,285	507	68,036	837	14,788	10,251	(1,744)	228,242
Total assets	10,157,121	3,722,784	617,509	3,562,332	146,624	3,118,222	52,532	(358,061)	21,019,063

Repurchase agreements	8,693,555	2,830,368	463,828	1,584,138	—	—	—	—	13,571,889
Secured loans (3)	149,526	—	—	1,100,474	—	—	—	—	1,250,000
Asset-backed securities issued by securitization trusts	—	—	—	—	—	3,102,257	—	(356,317)	2,745,940
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	222,559	—	—	—	—	—	—	—	222,559
Other liabilities	86,747	24,599	4,629	23,365	—	9,973	705	(1,744)	148,274
Total liabilities	9,152,387	2,854,967	468,457	2,707,977	—	3,112,230	400,705	(358,061)	18,338,662

Allocated equity	1,004,734	867,817	149,052	854,355	146,624	5,992	(348,173)	—	2,680,401
Less equity associated with secured loans:
Collateral pledged	(184,197)	—	—	(1,355,651)	—	—	—	—	(1,539,848)
Secured loans	149,526	—	—	1,100,474	—	—	—	—	1,250,000
Net equity (excluding secured loans)	970,063	867,817	149,052	599,178	NA	NA	NA	—	2,586,110
Total debt-to-equity ratio	8.8	3.3	3.1	3.1	—	NA	NA	NA	6.7
Repurchase agreement debt-to-equity ratio	9.0	3.3	3.1	2.6	NA	NA	NA	NA	5.2

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency, Non-Agency, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents the Company's ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(6)	Non-Agency, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $42.3 million (which are included in Other), are considered commercial credit.

Exhibit 99.1

December 31, 2013

$ in thousands	Agency	Non-Agency (5)	GSE CRT (5)	CMBS (6)	Comm- ercial Loans (6)	Consol- idated VIEs (3)(5)	Other (6)	Elimin- ations (4)	Total
Investments	10,944,787	3,770,130	167,981	2,628,560	64,599	1,810,262	44,403	(162,801)	19,267,921
Cash and cash equivalents (1)	96,957	62,669	4,658	46,328	—	—	—	—	210,612
Derivative assets, at fair value (2)	258,814	3,245	—	—		—	—	—	262,059
Other assets	556,982	21,533	200	12,922	356	9,033	10,349	(988)	610,387
Total assets	11,857,540	3,857,577	172,839	2,687,810	64,955	1,819,295	54,752	(163,789)	20,350,979

Repurchase agreements	10,281,154	2,974,998	113,066	2,082,457	—	—	—	—	15,451,675
Asset-backed securities issued by securitization trusts	—	—	—	—	—	1,806,542	—	(162,801)	1,643,741
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	263,204	—	—	—	—	—	—	—	263,204
Other liabilities	131,206	26,887	1,745	18,807	—	5,579	5,888	(988)	189,124
Total liabilities	10,675,564	3,001,885	114,811	2,101,264	—	1,812,121	405,888	(163,789)	17,947,744

Allocated equity	1,181,976	855,692	58,028	586,546	64,955	7,174	(351,136)	—	2,403,235
Net equity	1,181,976	855,692	58,028	586,546	NA	NA	NA	—	2,682,242
Total debt-to-equity ratio	8.7	3.5	1.9	3.6	—	NA	NA	NA	7.3
Repurchase agreement debt-to-equity ratio	8.7	3.5	1.9	3.6	NA	NA	NA	NA	5.8

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency, Non-Agency, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(4)	Represents the Company's ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(5)	Non-Agency, GSE CRT and Consolidated VIEs are considered residential credit.

(6)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $44.4 million (which are included in Other), are considered commercial credit.

Exhibit 99.1

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of December 31, 2014:

December 31, 2014
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss), net	Fair Value	Net Weighted Average Coupon (1)	Period- end Weighted Average Yield (2)	Quarterly Weighted Average Yield (3)
Agency RMBS:
15 year fixed-rate	1,236,297	60,764	1,297,061	30,040	1,327,101	4.05%	2.60%	2.66%
30 year fixed-rate	4,432,301	297,311	4,729,612	60,681	4,790,293	4.29%	2.97%	3.05%
ARM*	531,281	9,068	540,349	6,433	546,782	2.83%	2.27%	2.29%
Hybrid ARM	2,901,078	50,757	2,951,835	25,083	2,976,918	2.78%	2.34%	2.24%
Total Agency pass-through	9,100,957	417,900	9,518,857	122,237	9,641,094	3.69%	2.68%	2.71%
Agency-CMO(4)	1,957,296	(1,502,785)	454,511	(3,616)	450,895	2.34%	4.57%	3.62%
Non-Agency RMBS(5)(6)	3,555,249	(583,890)	2,971,359	90,288	3,061,647	3.70%	4.12%	4.86%
GSE CRT(7)	615,000	25,573	640,573	(15,149)	625,424	4.85%	4.11%	4.02%
CMBS(8)	3,277,208	54,893	3,332,101	137,734	3,469,835	4.74%	4.39%	4.38%
Total	18,505,710	(1,588,309)	16,917,401	331,494	17,248,895	3.74%	3.38%	3.49%

*	Adjustable-rate mortgage ("ARM")

(1)	Net weighted average coupon (“WAC”) as of December 31, 2014 is presented net of servicing and other fees.

(2)	Period-end weighted average yield is based on amortized cost as of December 31, 2014 and incorporates future prepayment and loss assumptions but excludes changes in anticipated interest rates.

(3)
Quarterly weighted average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(4)	Agency collateralized mortgage obligation ("Agency-CMO") includes interest-only securities which represent 29.1% of the balance based on fair value.

(5)	Non-Agency RMBS held by the Company is 52.8% variable rate, 40.1% fixed rate and 7.1% floating rate based on fair value.

(6)	Of the total discount in non-Agency RMBS, $405.5 million is non-accretable.

(7)
GSE CRT are general obligations of Fannie Mae or Freddie Mac that are structured to provide credit protection to the GSE issuer with respect to defaults and other credit events within reference pools of residential mortgage loans that collateralize MBS issued and guaranteed by such GSE.

(8)	CMBS includes commercial real estate mezzanine loan pass-through certificates which represent 1.3% of the balance based on fair value.

Exhibit 99.1

Constant Prepayment Rates ("CPR")
The CPR of the Company's portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The Company's Agency, non-Agency RMBS and GSE CRT had a weighted average CPR of 12.0 and 12.1 for the three months ended December 31, 2014 and September 30, 2014, respectively. The table below shows the three month CPR for the Company's RMBS compared to bonds with similar characteristics (“Cohorts”):

	December 31, 2014		September 30, 2014
	Company	Cohort	Company	Cohort
15 year Agency RMBS	11.9	15.0	12.9	14.8
30 year Agency RMBS	11.8	13.5	12.0	12.8
Agency Hybrid ARM RMBS	14.3	NA	13.0	NA
Non-Agency RMBS	10.7	NA	11.9	NA
GSE CRT	7.7	NA	8.2	NA
Weighted average CPR	12.0	NA	12.1	NA

Borrowings
The Company has entered into repurchase agreements, secured loans and issued exchangeable senior notes to finance the majority of its portfolio of investments. The following table summarizes certain characteristics of the Company’s borrowings at December 31, 2014 and December 31, 2013:

$ in thousands	December 31, 2014			December 31, 2013
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)
Repurchase Agreements:
Agency RMBS	9,018,818	0.35%	18	10,281,154	0.38%	19
Non-Agency RMBS	2,676,626	1.51%	36	2,974,998	1.60%	33
GSE CRT	468,782	1.55%	27	113,066	1.49%	42
CMBS	1,458,451	1.32%	26	2,082,457	1.39%	23
Secured Loans	1,250,000	0.37%	3,472	—	—%	0
Exchangeable Senior Notes	400,000	5.00%	1,170	400,000	5.00%	1,535
Total	15,272,677	0.81%	335	15,851,675	0.86%	60

The Company finances its residential loans held-for-investment through asset-backed securities issued by securitization trusts.

Exhibit 99.1

Interest Rate Swaps
As of December 31, 2014, the Company had the following interest rate swaps outstanding:

$ in thousands Counterparty			Notional	Maturity Date	Fixed Interest Rate in Contract
Morgan Stanley Capital Services, LLC			300,000	1/24/2016	2.12%
The Bank of New York Mellon			300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC			300,000	4/5/2016	2.48%
Credit Suisse International			500,000	4/15/2016	2.27%
The Bank of New York Mellon			500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.			500,000	5/16/2016	2.31%
Goldman Sachs Bank USA			500,000	5/24/2016	2.34%
Goldman Sachs Bank USA			250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.			250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.			500,000	6/24/2016	2.51%
Citibank, N.A.			500,000	10/15/2016	1.93%
Deutsche Bank AG			150,000	2/5/2018	2.90%
ING Capital Markets LLC			350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC			100,000	4/5/2018	3.10%
ING Capital Markets LLC			300,000	5/5/2018	0.79%
JPMorgan Chase Bank, N.A.			200,000	5/15/2018	2.93%
UBS AG			500,000	5/24/2018	1.10%
ING Capital Markets LLC			400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc			500,000	9/5/2018	1.04%
Citibank, N.A. CME Clearing House	(2)	(3)	300,000	2/5/2021	2.50%
The Royal Bank of Scotland Plc CME Clearing House	(2)	(3)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.			200,000	3/15/2021	3.14%
Citibank, N.A.			200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(1)		550,000	2/24/2022	2.45%
HSBC Bank USA, National Association			250,000	6/5/2023	1.91%
The Royal Bank of Scotland Plc			500,000	8/15/2023	1.98%
Goldman Sachs Bank USA CME Clearing House	(3)		600,000	8/24/2023	2.88%
UBS AG			250,000	11/15/2023	2.23%
HSBC Bank USA, National Association			500,000	12/15/2023	2.20%
Total			10,550,000		2.13%

(1)	Forward start date of February 2015

(2)	Forward start date of February 2016

(3)
Beginning June 10, 2013, The Dodd-Frank Wall Street Reform and Consumer Protection Act mandates that the Company clear new interest rate swap transactions through a central counterparty. Transactions that are centrally cleared result in the Company facing a clearing house, rather than a swap dealer, as counterparty. Central clearing requires the Company to post collateral in the form of initial and variation margin to the clearing house which reduces default risk.

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the three and twelve month periods ending December 31, 2014 and 2013.

	Three Months Ended December 31,		Years Ended December 31,
$ in thousands	2014	2013	2014	2013
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,318,514	1,750,763	1,450,316	1,897,780
30 year fixed-rate, at amortized cost	4,782,050	8,208,893	5,723,270	10,217,822
ARM, at amortized cost	547,426	218,345	475,401	122,225
Hybrid ARM, at amortized cost	2,888,464	1,472,418	2,452,062	758,625
MBS-CMO, at amortized cost	461,314	484,222	476,636	496,607
Non-Agency RMBS, at amortized cost	3,045,312	3,616,160	3,245,701	3,593,337
GSE CRT, at amortized cost	634,146	37,431	478,921	9,435
CMBS, at amortized cost	3,342,848	2,562,026	2,947,733	2,412,694
Residential loans, at amortized cost	3,116,065	1,637,121	2,473,258	1,006,374
Commercial loans, at amortized cost	146,575	43,938	109,551	14,858
Average MBS and Loans portfolio	20,282,714	20,031,317	19,832,849	20,529,757
Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.66%	2.61%	2.66%	2.32%
30 year fixed-rate	3.05%	3.13%	3.05%	2.88%
ARM	2.29%	2.41%	2.30%	2.35%
Hybrid ARM	2.24%	2.06%	2.28%	2.18%
MBS - CMO	3.62%	3.47%	3.56%	2.26%
Non-Agency RMBS	4.86%	4.63%	4.54%	4.59%
GSE CRT	4.02%	5.85%	4.12%	5.80%
CMBS	4.38%	4.51%	4.47%	4.64%
Residential loans	3.50%	3.31%	3.57%	3.30%
Commercial loans	8.49%	9.17%	8.56%	9.77%
Average MBS and Loans portfolio	3.53%	3.49%	3.50%	3.32%
Average Borrowings*:
Agency RMBS (2)	8,974,199	10,922,137	9,444,028	12,107,119
Non-Agency RMBS	2,711,884	3,059,686	2,821,132	2,847,536
GSE CRT	460,122	27,549	351,900	6,887
CMBS (2)	2,694,711	1,973,330	2,305,970	1,900,365
Exchangeable senior notes	400,000	400,000	400,000	321,111
Asset-backed securities issued by securitization trusts	2,744,482	1,484,547	2,178,362	916,786
Total borrowed funds	17,985,398	17,867,249	17,501,392	18,099,804
Maximum borrowings during the period (3)	18,202,497	18,058,789	18,202,497	19,710,901

Exhibit 99.1

Average Cost of Funds (4):
Agency RMBS (2)	0.33%	0.39%	0.34%	0.40%
Non-Agency RMBS	1.56%	1.56%	1.54%	1.60%
GSE CRT	1.58%	1.50%	1.52%	1.50%
CMBS (2)	0.92%	1.43%	1.11%	1.45%
Exchangeable senior notes	5.62%	5.62%	5.62%	5.61%
Asset-backed securities issued by securitization trusts	3.02%	2.95%	3.13%	2.91%
Unhedged cost of funds (5)	1.16%	1.03%	1.13%	0.92%
Hedged / Effective cost of funds (non-GAAP measure)	2.18%	2.14%	2.27%	1.84%
Average Equity (6):	2,407,357	2,403,443	2,416,078	2,577,817
Average debt/equity ratio (average during period)	7.5x	7.4x	7.2x	7.0x
Debt/equity ratio (as of period end)	6.9x	7.3x	6.9x	7.3x

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three and twelve months ended December 31, 2014, the average balances are presented on an amortized cost basis.

(1)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(5)	Excludes amortization of deferred swap losses from de-designation.

(6)	Average equity is calculated based on a weighted balance basis.